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EX 10.17
    1
                             CAREER TRANSITION PLAN



                                                                   EXHIBIT 10.17


                   MOODY'S CORPORATION CAREER TRANSITION PLAN
                    (AS IN EFFECT AS OF OCTOBER 1, 2000 WITH
                        CERTAIN EARLIER EFFECTIVE DATES)


                  MOODY'S CORPORATION (the "Company") wishes to define those circumstances under which it will provide assistance to an Eligible Employee in the event of his or her Eligible Termination (as such terms are defined herein). Accordingly, the Company hereby establishes Moody's Corporation Career Transition Plan (the "Plan").

                  SECTION 1   -   DEFINITIONS

                  1.1 "Cause" shall mean (a) willful malfeasance or willful misconduct by the Eligible Employee in connection with his or her employment,
(b) continuing failure to perform such duties as are requested by any employee to whom the Eligible Employee reports or the Participating Company's board of directors, (c) failure by the Eligible Employee to observe material policies of the Participating Company applicable to the Eligible Employee or (d) the commission by an Eligible Employee of (i) any felony or (ii) any misdemeanor involving moral turpitude.

1.2 "Committee" shall mean the Compensation and Benefits Committee of the Board of Directors of the Company.

                  1.3 "Eligible Employee" shall mean a full-time salaried employee or regular part-time salaried employee of any Participating Company who is:


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                  (a) on the United States payroll of a Participating Company and earning a Salary of less than $100,000 at the time of an Eligible Termination, in which case Schedule A hereto shall apply; or

                  (b) on the United States payroll of a Participating Company and earning a Salary equal to or greater than $100,000 at the time of an Eligible Termination, in which case Schedule B hereto shall apply.

                  1.4 "Eligible Termination" shall mean (a) an involuntary termination of employment with a Participating Company by reason of a reduction in force program, job elimination or unsatisfactory performance in the execution of an Eligible Employee's duties or (b) a resignation mutually agreed to in writing by the Participating Company and the Eligible Employee. Notwithstanding the foregoing, an Eligible Termination shall not include (w) a unilateral resignation, (x) a termination by a Participating Company for Cause, (y) a termination as a result of a sale (whether in whole or in part, of stock or assets), merger or other combination, spinoff, reorganization or liquidation, dissolution or other winding up or other similar transaction involving a Participating Company; or (z) any termination where an offer of employment is made to the Eligible Employee of a comparable position at a Participating Company concurrently with his or her Eligible Termination.

                  1.5 "Participating Company" shall mean the Company or any other affiliated entity more than 50% of the voting interests of which are owned, directly or indirectly, by the Company and which has elected to participate in the Plan by action of its board of directors.

                  1.6 "Salary" shall mean an Eligible Employee's annual base salary at the time his or her employment terminates.

                  1.7 "Severance and Release Agreement" shall mean an agreement signed by the Eligible Employee substantially in the form attached hereto as
Exhibit 1. Notwithstanding the foregoing, a Participating Company may, by action of its chief human resources officer or chief legal counsel, modify the form of Severance and Release Agreement to be signed by any Eligible Employee in a manner approved by the Committee (or its delegee).

                  1.8 "Years of Service" shall mean one-twelfth (1/12th) of an Eligible Employee's total number of full months of regular employment (whether full-time or part-time) with a Participating Company (beginning with his or her initial date of hire*); provided that such number of Years of Service shall be rounded up to the next whole number. (*If following the initial date of hire, the employee terminated employment with the Company and at a later date became re-employed by the Company, years of service will be calculated using the initial date of hire and deducting the time during which the employee was not employed by the Company.)

                  SECTION 2   -   SEVERANCE BENEFITS

                  2.1 Subject to the provisions of this Section 2, in the event of an Eligible Termination, an Eligible Employee shall be entitled to receive from the Participating Company the benefits set forth on Schedule A or B hereto, as applicable.

                  2.2 The grant of severance benefits pursuant to Section 2.1 hereof is conditioned upon an Eligible Employee's signing a Severance and Release Agreement and the expiration of any revocation period set forth therein.

                  2.3 Notwithstanding any other provision contained herein, the Chief Executive Officer of the Company may, at any time, take such action as such officer, in such officer's sole discretion, deems appropriate to reduce or increase by any amount the benefits otherwise payable to an Eligible Employee pursuant to the applicable Schedule or otherwise modify the terms and conditions applicable to an Eligible


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Employee under this Plan. Benefits granted hereunder may not exceed an amount nor be paid over a period which would cause the Plan to be other than a "welfare benefit plan" under section 3 (1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                  2.4 In the event a Participating Company, in its sole discretion, grants an Eligible Employee a period of inactive employee status, then, in such event, any amounts paid to such Eligible Employee during any such period shall offset the benefits payable under this Plan. For this purpose, a period of inactive employee status shall mean the period beginning on the date such status commences (of which the Eligible Employee shall be notified) and ending on the date of such Eligible Employee's termination of employment.

                  SECTION 3   -   AMENDMENT AND TERMINATION

                  3.1 The Company reserves the right to terminate the Plan on behalf of any or all Participating Companies at any time and without any further obligation by action of its board of directors or such other person or persons to whom the board properly delegates such authority. Any other Participating Company may cease participation in the Plan by action of its board of directors or such other person or persons to whom such board properly delegates such authority.

                  3.2 The Company shall have the right to modify or amend the terms of the Plan at any time, or from time to time, to any extent that it may deem advisable by action of its board of directors, the Committee or such other person or persons to whom the board or the Committee properly delegates such authority.

                  3.3 All modifications of or amendments to the Plan shall be in writing.


                  SECTION 4   -   ADMINISTRATION OF THE PLAN

                  4.1 The Board of Directors and the Compensation and Benefits Committee shall be the named fiduciaries (the "Named Fiduciaries") who severally and not jointly shall have authority to control and manage the operation and administration of the Plan and to manage and control its assets. The Compensation and Benefits Committee shall consist of not less than three (3) nor more than seven (7) members, as may be appointed by the Board of Directors from time to time. Any member of the Compensation and Benefits Committee may resign at will by notice to the Board of Directors or be removed at any time (with or without cause) by the Board of Directors.

                  4.2 The Named Fiduciaries may from time to time allocate fiduciary responsibilities among themselves and may designate persons other than Named Fiduciaries to carry out fiduciary responsibilities under the Plan, and such persons shall be deemed to be fiduciaries under the Plan with respect to such delegated responsibilities. Fiduciaries may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

                  4.3 The Named Fiduciaries (and their delegees) shall have the exclusive right to interpret any and all of the provisions of the Plan and to determine any questions arising thereunder or in connection with the administration of the Plan. Any decision or action by the Named Fiduciaries (and their delegees) shall be conclusive and binding upon all Employees, Members and Beneficiaries. In all instances the Named Fiduciaries (and their delegees) shall have complete discretionary authority to determine eligibility for participation and benefits under the Plan, and to construe and interpret all provisions of the Plan and all documents relating thereto including, without limitation, all disputed and uncertain terms. All deference permitted by law shall be given to such constructions, interpretations and determinations

                  4.4 Any action to be taken by the Named Fiduciaries shall be taken by a majority of its members either at a meeting or by written instrument approved by such majority in the absence of a meeting.


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A written resolution or memorandum signed by one Committee member and the secretary of the Compensation and Benefits Committee shall be sufficient evidence to any person of any action taken pursuant to the Plan.

                  4.5 Any person, corporation or other entity may serve in more than one fiduciary capacity under the Plan.

                  4.6 The Company shall indemnify any individual who is a director, officer or employee of a Participating Company, or his or her heirs and legal representatives, against all liability and reasonable expense, including counsel fees, amounts paid in settlement and amounts of judgments, fines or penalties, incurred or imposed upon him or her in connection with any claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, in connection with his or her duties with respect to the Plan, provided that any act or omission giving rise to such claim, action, suit or proceeding does not constitute willful misconduct or is not performed or omitted in bad faith.

                  SECTION 5   -   MISCELLANEOUS

                  5.1 Neither the establishment of the Plan nor any action of a Participating Company, the Committee, or any fiduciary shall be held or construed to confer upon any person any legal right to continue employment with a Participating Company. Each Participating Company expressly reserves the right to discharge any employee whenever the interest of such Participating Company, in its sole judgment, may so require, without any liability on the part of such Participating Company, the Committee, or any fiduciary.

                  5.2 Benefits payable under the Plan shall be paid out of the general assets of a Participating Company. No Participating Company need fund the benefits payable under this Plan; however, nothing in this Section 5.2 shall be interpreted as precluding any Participating Company from funding or setting aside amounts in anticipation of paying such benefits. Any benefits payable to an Eligible Employee under this Plan shall represent an unsecured claim by such Eligible Employee against the general assets of the Participating Company that employed such Eligible Employee.

                  5.3 A Participating Company shall deduct from the amount of any severance benefits payable hereunder the amount required by law to be withheld for the payment of any taxes and any other amounts properly to be withheld.

                  5.4 Benefits payable under the Plan shall not be subject to assignment, alienation, transfer, pledge, encumbrance, commutation or anticipation by the Eligible Employee. Any attempt to assign, alienate, transfer, pledge, encumber, commute or anticipate Plan benefits shall be void.

                  5.5 The Committee shall, in its sole discretion, convert all references to dollar amounts in the Plan to foreign currency of the country in which a Participating Company is located or the Eligible Employee is employed.

                  5.6 This Plan shall be interpreted and applied in accordance with the laws of the State of New York, except to the extent superseded by applicable federal law.

                  5.7 This Plan will be of no force or effect to the extent superseded by foreign law.

                  5.8 This Plan supersedes any and all prior severance arrangements, policies, plans or practices of the Company and of any Participating Company (whether written or unwritten). Notwithstanding the preceding sentence, the Plan does not affect the severance provisions of any written individual employment contracts or written agreements between an Eligible Employee and a Participating Company. Benefits payable under the Plan shall be offset by any other severance or termination payment made by a Participating Company including, but not limited to, amounts paid pursuant to any agreement or law.


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MOODYS CORP /DE/ - 10-K405


                                   SCHEDULE A


                  This Schedule A is applicable to Eligible Employees covered by
Section 1.3 (a) of the Plan. An Eligible Employee entitled to benefits hereunder shall, subject to Section 2 of the Plan, receive the following:

                  1.       Salary Continuation

                  If the Eligible Employee incurs an Eligible Termination for any reason other than unsatisfactory performance, he or she shall receive the higher of (i) four weeks of Salary continuation or (ii) 1.5 weeks of Salary continuation for each Year of Service. If the Eligible Employee incurs an Eligible Termination by reason of unsatisfactory performance, he or she shall receive the higher of (i) two weeks of Salary continuation or (ii) one week of Salary continuation for each Year of Service. In any event, such amounts shall be payable at the times the Eligible Employee's Salary would have been paid if employment had not terminated, over a period equal to the number of weeks of Salary continuation (the "Salary Continuation Period"). The maximum amount of Salary continuation hereunder shall be 52 weeks. All Salary continuation payments shall cease upon reemployment by a Participating Company.

                  2.       Welfare Benefit Continuation

                  Medical, dental and life insurance benefits shall be provided throughout the Salary Continuation Period at the levels in effect for the Eligible Employee immediately prior to termination of employment but in no event greater than the levels in effect for active employees generally during the Salary Continuation Period, provided that the Eligible Employee shall pay the employee portion of any required premium payments at the level in effect for employees generally of the Participating Company for such benefits. For purposes of determining an Eligible Employee's entitlement to continuation coverage as required by Title I, Subtitle B, Part 6 of ERISA, such employee's 18-month or other period of coverage shall commence on his or her termination of employment.

                  3.       Annual Bonus Payment

                  Subject to the provisions of this paragraph 3, a cash bonus for the calendar year of termination may be paid in the event the Eligible Employee was employed by a Participating Company for at least six full months during such year and the Eligible Employee participated in an annual bonus plan (the "Annual Incentive Plan") immediately prior to termination of employment. In such event, the Eligible Employee shall receive a bonus in an amount equal to the actual bonus which would have been payable under the Annual Incentive Plan had such employee remained employed through the end of the year of such termination multiplied by a fraction the numerator of which is the number of full months of employment during the calendar year of termination and the denominator of which is 12. Such bonus shall be payable at the time otherwise payable under the Annual Incentive Plan had employment not terminated. Notwithstanding the foregoing, no amount shall be paid under this paragraph in the event the Eligible Employee incurred an Eligible Termination by reason of unsatisfactory performance. The foregoing provisions of this paragraph 3 shall be appropriately modified in the case of any plan not on a calendar year basis.

                  4.       Long-Term Awards

                  Cash payments shall be made to an Eligible Employee as set forth in this paragraph in respect of "Performance-Based Awards" as such term is defined in the 1998 Moody's Corporation Key Employees' Stock Incentive Plan (formerly known as the 1998 Dun & Bradstreet Key Employees' Stock Incentive
Plan) (the "Stock Incentive Plan") otherwise payable under the Stock Incentive Plan had the Eligible Employee remained employed through the end of the applicable performance period in the event the Eligible


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Employee was employed by a Participating Company for at least half the applicable performance period. In such event, cash payments shall be made to an Eligible Employee in amounts equal to the value of the Performance Based Awards, as earned, otherwise payable under the Stock Incentive Plan had the employee remained employed through the end of the applicable performance period multiplied by a fraction the numerator of which is the number of full months of employment with a Participating Company from the beginning of the performance period to termination of employment, and the denominator of which is the number of full months in the performance period. Such payments shall be made at the times the Performance Based Awards in respect of which such payments are made would otherwise be payable under the Stock Incentive Plan had employment not terminated. Notwithstanding the foregoing, no amount shall be paid under this paragraph in the event the Eligible Employee incurred an Eligible Termination by reason of unsatisfactory performance. Nothing contained herein shall reduce any amounts otherwise required to be paid under the Stock Incentive Plan except to the extent such amounts are paid hereunder.

                  5.       Death

                  Upon the death of an Eligible Employee during the Salary Continuation Period, the benefits described in paragraphs 1, 3 and 4 of this Schedule shall continue to be paid to his or her estate, as applicable, at the time or times otherwise provided for herein.

                  6.       Cash Equivalency Payment

                  The Eligible Employee shall receive, as soon as practicable following the date of termination, an amount in cash equal to the fair market value on such date of termination of the number of shares of restricted Company common stock then held by such employee. For purposes of this paragraph 6, the fair market value of the Company common stock shall equal the closing price of such stock on the New York Stock Exchange composite tape on the date of termination, or if such date is not a trading day, on the trading day immediately prior thereto. Notwithstanding the foregoing, no amounts shall be paid under this paragraph in the event the Eligible Employee incurred an Eligible Termination by reason of unsatisfactory performance.


                  7.       Other Benefits

                  The Eligible Employee shall be entitled to such group outplacement services during the Salary Continuation Period as shall be provided by the Participating Company.

                  8.       No Further Grants, Etc.

                  Following an Eligible Employee's termination of employment, no further grants, awards, contributions, accruals or continued participation (except as otherwise provided for herein) shall be made to or on behalf of such employee under any plan or program maintained by a Participating Company including, but not limited to, any Annual Incentive Plan, the Stock Incentive Plan or any qualified or nonqualified retirement, profit sharing, stock option or restricted stock plan of a Participating Company. Any unvested or unexercised options, unvested restricted stock and all other benefits under any plan or program maintained by a Participating Company (including, but not limited to, any Annual Incentive Plan, the Stock Incentive Plan or any qualified or nonqualified retirement, profit sharing, stock option or restricted stock plan) which are held or accrued by an Eligible Employee at the time of his or her termination of employment, shall be treated in accordance with the terms of such plans and programs under which such options, restricted stock or other benefits were granted or accrued.


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                                   SCHEDULE B


                  This Schedule B is applicable to Eligible Employees covered by
Section 1.3 (b) of the Plan, provided, however that an Eligible Employee who incurs an Eligible Termination for any reason other than unsatisfactory performance with more than 17 Years of Service, may elect to have Schedule A apply in its entirety in lieu of this Schedule B. An Eligible Employee entitled to benefits hereunder shall, subject to Section 2 of the Plan, receive the following:


1.        Salary Continuation

                  (a) If the Eligible Employee incurs an Eligible Termination for any reason other than unsatisfactory performance and his or her Salary at the time employment terminates is equal to or greater than $100,000 but less than $150,000, the Eligible Employee shall receive 26 weeks of Salary continuation. If an Eligible Employee incurs an Eligible Termination by reason of unsatisfactory performance and his or her Salary at the time employment terminates is equal to or greater than $100,000 but less than $150,000, the Eligible Employee shall receive 13 weeks of Salary continuation.

                  (b) If the Eligible Employee incurs an Eligible Termination for any reason other than unsatisfactory performance and his or her Salary at the time employment terminates is between $150,000 and $200,000 inclusive, the Eligible Employee shall receive 39 weeks of Salary continuation. If an Eligible Employee incurs an Eligible Termination by reason of unsatisfactory performance and his or her Salary at the time employment terminates is between $150,000 and $200,000 inclusive, the Eligible Employee shall receive 20 weeks of Salary continuation.

                  (c) If the Eligible Employee incurs an Eligible Termination for any reason other than unsatisfactory performance and his or her Salary at the time employment terminates is greater than $200,000, the Eligible Employee shall receive 52 weeks of Salary continuation. If an Eligible Employee incurs an Eligible Termination by reason of unsatisfactory performance and his or her Salary at the time employment terminates is greater than $200,000, the Eligible Employee shall receive 26 weeks of Salary continuation.

                  The amounts set forth in this paragraph 1 shall be payable at the times the Eligible Employee's Salary would have been paid if employment had not terminated, over a period equal to the number of weeks of Salary continuation (the "Salary Continuation Period"). In the event the Eligible Employee performs services for an entity other than a Participating Company during the Salary Continuation Period, such employee shall notify the Participating Company on or prior to the commencement thereof. For purposes of this Schedule B, to "perform services" shall mean employment or services as a full-time employee, consultant, owner, partner, associate, agent or otherwise on behalf of any person, principal, partnership, firm or corporation (other than a Participating Company). All Salary continuation payments shall cease upon re-employment by a Participating Company.

                  2.       Welfare Benefit Continuation

                  Medical, dental and life insurance benefits shall be provided throughout the Salary Continuation Period at the levels in effect for the Eligible Employee immediately prior to termination of employment but in no event greater than the levels in effect for active employees generally during the Salary Continuation Period, provided that the Eligible Employee shall pay the employee portion of any required premium payments at the level in effect for employees generally of the Participating Company for such benefits. For purposes of determining an Eligible Employee's entitlement to continuation coverage as required by Title I, Subtitle B, Part 6 of ERISA, such employee's 18-month or other period of coverage shall commence on his or her termination of employment.


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                  3.       Annual Bonus Payment

                  Subject to the provisions of this paragraph 3, a cash bonus for the calendar year of termination may be paid in the event the Eligible Employee was employed by a Participating Company for at least six full months during such year and the Eligible Employee participated in an annual bonus plan (the "Annual Incentive Plan") immediately prior to termination of employment. In such event, the Eligible Employee shall receive a bonus in an amount equal to the actual bonus which would have been payable under the Annual Incentive Plan had such employee remained employed through the end of the year of such termination multiplied by a fraction the numerator of which is the number of full months of employment during the calendar year of termination and the denominator of which is 12. Such bonus shall be payable at the time otherwise payable under the Annual Incentive Plan had employment not terminated. Notwithstanding the foregoing, no amount shall be paid under this paragraph in the event the Eligible Employee incurred an Eligible Termination by reason of unsatisfactory performance. The foregoing provisions of this paragraph 3 shall be appropriately modified in the case of any plan not on a calendar year basis.

                  4.       Long-Term Awards

                  Cash payments shall be made to an Eligible Employee as set forth in this paragraph in respect of "Performance-Based Awards" as such term is defined in the 1998 Moody's Corporation Key Employees' Stock Incentive Plan (formerly known as the 1998 Dun & Bradstreet Key Employees' Stock Incentive
Plan) (the "Stock Incentive Plan") otherwise payable under the Stock Incentive Plan had the Eligible Employee remained employed through the end of the applicable performance period in the event the Eligible Employee was employed by a Participating Company for at least half the applicable performance period. In such event, cash payments shall be made to an Eligible Employee in amounts equal to the value of the Performance Based Awards, as earned, otherwise payable under the Stock Incentive Plan had the employee remained employed through the end of the applicable performance period multiplied by a fraction the numerator of which is the number of full months of employment with a Participating Company from the beginning of the performance period to termination of employment, and the denominator of which is the number of full months in the performance period. Such payments shall be made at the times the Performance Based Awards in respect of which such payments are made would otherwise be payable under the Stock Incentive Plan had employment not terminated. Notwithstanding the foregoing, no amount shall be paid under this paragraph in the event the Eligible Employee incurred an Eligible Termination by reason of unsatisfactory performance. Nothing contained herein shall reduce any amounts otherwise required to be paid under the Stock Incentive Plan except to the extent such amounts are paid hereunder.

                  5.       Death

                  Upon the death of an Eligible Employee during the Salary Continuation Period, the benefits described in paragraphs 1, 3 and 4 of this Schedule shall continue to be paid to his or her estate, as applicable, at the time or times otherwise provided for herein.

                  6.       Cash Equivalency Payment

                  The Eligible Employee shall receive, as soon as practicable following the date of termination, an amount in cash equal to the fair market value on such date of termination of the number of shares of restricted Company common stock then held by such employee. For purposes of this paragraph 6, the fair market value of the Company common stock shall equal the closing price of such stock on the New York Stock Exchange composite tape on the date of termination, or if such date is not a trading day, on the trading day immediately prior thereto. Notwithstanding the foregoing, no amounts shall be paid under this paragraph in the event the Eligible Employee incurred an Eligible Termination by reason of unsatisfactory performance.


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                  7.       Other Benefits

                  The Eligible Employee shall be entitled to such individual outplacement services during the Salary Continuation Period as shall be provided by the Participating Company. During the Salary Continuation Period, financial planning/counseling shall be afforded to the Eligible Employee to the same extent afforded immediately prior to termination of employment in the event the Eligible Employee incurred an Eligible Termination other than by reason of unsatisfactory performance.

                  8.       No Further Grants, Etc.

                  Following an Eligible Employee's termination of employment, no further grants, awards, contributions, accruals or continued participation (except as otherwise provided for herein) shall be made to or on behalf of such employee under any plan or program maintained by a Participating Company including, but not limited to, any Annual Incentive Plan, the Stock Incentive Plan or any qualified or nonqualified retirement, profit sharing, stock option or restricted stock plan of a Participating Company. Any unvested or unexercised options, unvested restricted stock and all other benefits under any plan or program maintained by a Participating Company (including, but not limited to, any Annual Incentive Plan, the Stock Incentive Plan or any qualified or nonqualified retirement, profit sharing, stock option or restricted stock plan) which are held or accrued by an Eligible Employee at the time of his or her termination of employment shall be treated in accordance with the terms of such plans and programs under which such options, restricted stock or other benefits were granted or accrued.

                                    EXHIBIT 1

                         SEVERANCE AGREEMENT AND RELEASE


         THIS SEVERANCE AGREEMENT AND RELEASE, made by and between [NAME OF EMPLOYEE] (hereinafter referred to as "Employee"), and Moody's Corporation (hereinafter deemed to include its worldwide subsidiaries and affiliates and referred to the "Company").

         In consideration of the mutual covenants and promises hereinafter provided and of the actions taken pursuant thereto, the parties agree as follows:

       1. (a) Employee's employment with the Company, and Employee's membership on any committees, is terminated effective on the date specified in Appendix A (the "Termination Date"), and Employee agrees not to apply for or seek re-employment with the Company after that date. Employee agrees to continue working through the Termination Date, unless released from employment earlier by the Company, and Employee will continue to receive Employee's regular salary and benefits through the Termination Date.

                (b) Effective as of the Termination Date, Employee will incur an "Eligible Termination" under the Moody's Corporation Career Transition Plan (the "Plan"), a summary plan description of which Employee hereby acknowledges receipt, and subject to the terms and conditions of such Plan, will be eligible for the benefits set forth therein, provided that Employee re-executes this Agreement on or after the Termination Date. A summary of the benefits for which Employee is eligible under the Plan is set forth in Appendix A.

                (c) Employee acknowledges that the severance benefits set forth in the Plan include compensation and/or benefits in addition to what Employee would otherwise be entitled to receive.

       2. During the period of salary continuation, as set forth in Appendix A (the "Salary Continuation Period"), Employee will be reasonably available to consult on matters, and will continue to cooperate fully


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with respect to any claim, litigation or investigation relating to the Company
(including investigations which relate directly or indirectly to Employee's activities at the Company) by providing truthful and complete information. No reimbursement for expenses incurred by Employee after the Termination Date shall be made to Employee unless authorized in advance by the Company.

       3 (a) Employee agrees that through the last day of salary continuation, as set forth in Appendix A (the "Last Day of Salary Continuation"), Employee will not become a stockholder (unless such stock is listed on a national securities exchange or traded on a daily basis in the over-the-counter market and the Employee's ownership interest is not in excess of 2% of the company whose shares are being purchased), employee, officer, director or consultant of or to a corporation, or a member or an employee of or a consultant to a partnership or any other business or firm, which competes with any of the businesses owned or operated by the Company; nor if Employee becomes associated with a company, partnership or individual which company, partnership or individual acts as a consultant to businesses in competition with the Company will Employee provide services to such competing businesses.

                (b) The restrictions contained in this Paragraph 3 shall apply whether or not Employee accepts any form of compensation from such competing entity or consultant. Employee also agrees that until the Last Day of Salary Continuation, Employee will not recruit or solicit any customers of the Company to become customers of any business entity which competes with any of the businesses owned or operated by the Company. In addition, Employee agrees that until the Last Day of Salary Continuation neither Employee nor any company or entity Employee controls or manages, shall recruit or solicit any employee of the Company to become an employee of any business entity.

                (c) If Employee performs services for an entity other than the Company at any time prior to the Last Day of Salary Continuation (whether or not such entity is in competition with the Company), Employee shall notify the Company on or prior to the commencement thereof. To "perform services" shall mean employment or services as an employee, consultant, owner, partner, associate, agent or otherwise on behalf of any person, principal, partnership, firm or corporation.

       4. (a) Employee agrees that Employee will not directly or indirectly disclose any proprietary or confidential information, records, data, formulae, specifications and other trade secrets owned by the Company, whether oral or written, to any person or use any such information, except pursuant to court order (in which case Employee will first provide the Company with written notice of such). All records, files, drawings, documents, models, disks, equipment and the like relating to the businesses of the Company shall remain the sole property of the Company and shall not be removed from the premises of the Company. Employee further agrees to return to the Company any property of the Company which Employee may have, no matter where located, and not to keep any copies or portions thereof.

                 (b) Employee shall keep the terms of this Agreement confidential. Employee agrees not at any time to talk about, write about, discuss or otherwise publicize the terms or existence of this Agreement to anyone other than Employee's legal, tax or other financial advisors or immediate family members, except in response to a subpoena, court directive or otherwise as required by law. Employee shall not disparage, denigrate or defame the Company or any other affiliated entity, or any of their business products or services and shall not make any written or oral statement, news release or other announcement relating to Employee's employment by the Company or relating to the Company, its subsidiaries, customers or personnel, which is designed to embarrass or criticize any of the foregoing.

                 (c) Because of the difficulties in determining damages to the Company in the event that Employee breaches the terms of paragraph 4(b), Employee shall pay the Company $______ if Employee fails to comply.

       5. Employee agrees that in the event of any breach of the covenants contained in Paragraphs 3 and 4, in addition to any remedies that may be available to the Company, the obligations of the Company to


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MOODYS CORP /DE/ - 10-K405


make any payments otherwise required to be made to Employee under the Plan shall immediately cease, without notice, and the Company shall be entitled to recover from Employee all such payments previously made to Employee pursuant to the Plan or this Agreement. The parties further agree that any such breach would cause injury to the Company which cannot reasonably or adequately be quantified and that such relief does not constitute in any way a penalty or a forfeiture.

       6. (a) In exchange for the benefits under the Plan set forth in Appendix A and promised to Employee in this Agreement, and as a material inducement for that promise, Employee hereby WAIVES, RELEASES and FOREVER DISCHARGES the Company and/or related persons from any and all claims, rights and liabilities of every kind, whether or not Employee now knows them to exist, which Employee ever had or may have arising out of Employee's employment with the Company or termination of that employment. This WAIVER and RELEASE includes, but is not limited to, any claim for unlawful discrimination under Title VII of the Civil Rights Act of 1964, as amended, the Americans with Disabilities Act of 1990, 42 U.S.C. Section 1981, the Worker Adjustment and Retraining Notification Act, and the Family and Medical Leave Act of 1993, and any violation of any other federal, state or local constitution, statute, rule, regulation or ordinance, or for breach of contract, wrongful discharge, tort or other civil wrong. To the fullest extent permitted by law, Employee PROMISES NOT TO SUE or bring any charges, complaints or lawsuits related to the claims Employee is waiving by this Agreement against the Company and/or related persons in the future, individually or as a member of a class, and Employee will immediately withdraw with prejudice any such charges, complaints and lawsuits that Employee began before signing this Agreement.

                 (b) If Employee violates this Agreement by bringing or maintaining any charges, claims, grievances, or lawsuits contrary to this Paragraph 6, Employee will pay all costs and expenses of the Company and/or related persons in defending against such charges, claims, grievances or lawsuits brought by Employee or on Employee's behalf, including reasonable attorney's fees, and will be required to give back, at the Company's sole discretion, the value of anything paid by the Company in exchange for this Agreement.

                 (c) As referred to in this Agreement, "the Company and/or related persons" includes the Company, its past and present parents, subsidiaries, affiliates and divisions, their respective successors and assigns, and all of their respective past and present directors, officers, representatives, agents, employees, attorneys, agents and trustees or administrators of any Company plan, whether as individuals or in their official capacity, and the respective heirs and personal representatives of any of them.

                 (d) This WAIVER, RELEASE and PROMISE NOT TO SUE is binding on Employee, Employee's heirs, legal representatives and assigns.

       7. This Agreement does not constitute an admission of any unlawful discriminatory acts or liability of any kind by the Company and/or related persons, or anyone acting under their supervision or on their behalf. This Agreement may not be used or introduced as evidence in any legal proceeding, except to enforce its terms.

       8. Employee acknowledges that in deciding to sign this Agreement Employee has not relied on any promises or commitments, whether spoken or in writing, made to Employee by any Company representative, except for what is expressly stated in this Agreement. This Agreement constitutes the entire understanding and agreement between Employee and the Company, and replaces and cancels all previous agreements and commitments, whether spoken or written, in connection with the matters described.

       9. If one or more terms of this Agreement shall be ruled by a court to be void or unenforceable, the Company may choose to cancel any or all of the remaining terms of this Agreement and get back from Employee (or Employee's successors or assigns) the value of anything paid by the Company in exchange for this Agreement. Terms of this Agreement that are not canceled (if any) shall continue in full force and effect.


                                      -64-
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MOODYS CORP /DE/ - 10-K405


       10. This Agreement shall be construed, governed by and enforced in accordance with the laws of the State of New York without regard to its conflicts of law principles. Any action arising out of or relating to this Agreement may, at the election of the Company, be brought and prosecuted only in that State, and in the event of such election, Employee consents to the jurisdiction and venue of any courts of or in such jurisdiction and waives trial by jury.

       11. This Agreement cannot be changed or modified except by written agreement signed by both Employee and an authorized Company representative.

         PLEASE READ the following declaration and sign this Agreement only if it is true:

                  I ACKNOWLEDGE THAT I HAVE CAREFULLY READ AND CONSIDERED THIS AGREEMENT; THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO REVIEW THIS AGREEMENT WITH LEGAL OR OTHER ADVISORS OF MY CHOICE; THAT I UNDERSTAND THAT BY SIGNING THIS AGREEMENT I RELEASE LEGAL CLAIMS AND WAIVE CERTAIN RIGHTS; AND THAT I FREELY AND VOLUNTARILY CONSENT TO ALL TERMS OF THIS AGREEMENT WITH FULL UNDERSTANDING OF WHAT THEY MEAN.


                  IN WITNESS WHEREOF, Employee and the Company, by its duly authorized agent, have hereunder executed this Agreement.

  [NAME OF EMPLOYEE]                              MOODY'S CORPORATION


  -----------------------------               ----------------------------------


  -----------------------------               ----------------------------------
  Date signed by [NAME OF EMPLOYEE]           Date signed by Moody's Corporation

                                   APPENDIX A


                         SUMMARY OF BENEFIT ENTITLEMENTS
                            UNDER MOODY'S CORPORATION
                             CAREER TRANSITION PLAN
                                       FOR
                               [NAME OF EMPLOYEE]


Employment with Company Since:

Termination Date:

Salary Continuation Period:

Position Terminated:


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MOODYS CORP /DE/ - 10-K405


Date of Birth:

Salary Continuation:


Last Day of Salary Continuation:


Welfare Benefit Continuation:
Unused Vacation:


Outplacement Services:


THE DESCRIPTION OF BENEFITS CONTAINED IN THIS APPENDIX A IS ONLY A SUMMARY AND IS SUBJECT TO THE TERMS AND CONDITIONS OF THE PLAN AND THIS AGREEMENT. REFER TO YOUR SUMMARY PLAN DESCRIPTION FOR MORE DETAIL.


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